Exhibit 10.15

Subordination and non-disturbance Agreement

This Subordination and Non-Disturbance Agreement (this “Agreement”), dated as of July 14, 2025 (the “Effective Date”), is by and among PrimeGen US, Inc., a Delaware corporation, having its principal place of business at 2917 S. Daimler Street, Santa Ana, CA 92705 (“Licensee”), PrimeGen Biotech LLC, a Delaware limited liability company, having its principal place of business at 2917 S. Daimler Street, Santa Ana, CA 92705 (“Licensor”), and Stem Med Scientific Inc, a California corporation, having its principal place of business at 909 S. Cucamonga Ave., Suite A104, Ontario, CA 91761 (“Lender”).

RECITALS

WHEREAS, immediately prior to the execution of this Agreement, Licensee entered into that certain License Agreement, dated as of the date of this Agreement (as may be amended, modified or supplemented, the “License Agreement”) pursuant to which Licensee is granted certain exclusive licenses to the Licensed Patents (as defined in the License Agreement) subject to the terms and conditions of the License Agreement;

WHEREAS, Lender has made a loan to Licensor in the principal amount of $17,462,864.14 (as may be amended, modified or supplemented, the “Loan”) as evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated December 31, 2024 (as may be amended, modified or supplemented, the “Loan Agreement”), pursuant to which Lender is granted a security interest in the assets of Licensor, including without limitation the Licensed Patents, subject to the terms and conditions of the Loan Agreement and that certain Security Agreement dated as of the Loan Agreement (as may be amended, modified or supplemented, the “Security Agreement”), as further evidenced by that certain UCC-1 financing statement filed with the Delaware Secretary of State. The Loan, Loan Agreement, Security Agreement, UCC-1, and all other documents and instruments evidencing or securing the Loan and ay amendments, extensions, supplements, consolidations, replacements, renewals, and advances or readvances are in this Agreement collectively called the “Loan Documents”); and

WHEREAS, Lender desires that the License Agreement be subordinated to the Loan Documents, and Licensee desires to subordinate its rights under the License Agreement to the Loan Documents in exchange for Lender’s agreement not to disturb Licensee’s rights under the License Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Licensor, and Licensee agree as follows:

AGREEMENT

1. Subordination. The License Agreement, including all rights and licenses granted to Licensee thereunder, shall be and remain subordinate in all respects to the lien of the Loan Documents, and to any and all renewals, amendments, modifications, supplements, extensions, consolidations, and replacements thereof, including without limitation, amendments which increase the amount of the indebtedness secured by the Loan Documents. Notwithstanding the foregoing, Lender may, at its sole discretion, elect to subordinate the lien of the Loan Documents to the License Agreement by providing written notice to Licensee and Licensor.

2. Non-Disturbance. Lender covenants that: (a) Licensee’s rights under the License Agreement, including its right to use, practice, and enforce the Licensed Patents, shall not be terminated, diminished, or interfered with by Lender’s enforcement of its rights under the Loan Documents, including in the event of foreclosure, assignment, or other transfer of the Licensed Patents (an “Enforcement Event”); and (b) Licensee’s rights under the License Agreement shall continue in full force and effect during the term of the License Agreement and any extensions or renewals thereof, in accordance with the terms and conditions of the License Agreement; provided, that, at the time of the Enforcement Event (x) the License Agreement is in full force and effect; and (y) there exists no material default under the License Agreement by Licensee beyond any applicable notice and cure periods.

3. Attornment. If any Enforcement Event occurs, Licensee hereby attorns to any transferee, including Lender, and its designees, successors, and assigns (“Successor”), as the licensor under the License Agreement. Licensee shall be bound to Successor under all the executory terms, covenants, and conditions of the License Agreement for the term with the same force and effect as if Successor had been the original licensor under the License Agreement. This attornment shall be effective and self-operative without the execution of any further instruments evidencing Successor’s succession to the interest of Licensor under the License Agreement. From and after the occurrence of any Enforcement Event, Licensee shall make all payments under the License Agreement, including without limitation royalty payments, directly to Successor and Successor shall be bound by the obligations of Licensor under the License Agreement, except Successor shall not be: (a) liable for any act or omission of Licensor; (b) liable for any damage for a breach of any representation or warranty contained in the License Agreement by Licensor; or (c) any amendment or modification to the License Agreement made without Lender’s (or Successor’s, as applicable) prior written consent, unless such amendment or modification does not materially affect the Licensed Patents or Lender’s security interest.

4. Miscellaneous.

(a) Further Assurances. Each party hereto shall take such further actions as may be necessary to give full effect to the terms of this Agreement.

(b) Notices. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (other than routine communications having no legal effect) must be in writing and sent to the respective party hereto at the addresses indicated below (or at such other address for a party as may be specified in a notice given in accordance with this Section):

If to Licensor:	PrimeGen Biotech LLC Attn: Daniel Chiu 2917 S. Daimler Street Santa Ana, CA 92705 Email: danielchiu@stemmedscientific.com

If to Licensee:	PrimeGen US, Inc. Attn: Wai Szeto 2917 S. Daimler Street Santa Ana, CA 92705 Email: wszeto@primegenus.com

If to Lender:	Stem Med Scientific Inc Attn: Daniel Chiu 909 S. Cucamonga Ave., Suite A104 Ontario, CA 91761 Email: danielchiu@stemmedscientific.com

Notices sent in accordance with this Section will be deemed effective: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next day if sent after normal business hours of the recipient; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto regarding the subordination of the License Agreement to the Loan Documents and the non-disturbance of Licensee’s rights.

(d) Amendment; Waiver. No amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(e) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(f) Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any other jurisdiction. Any legal suit, action, or proceeding arising out of or related to this Agreement or the licenses granted hereunder may be instituted in the federal courts of the United States or the courts of the State of California in each case located in the County of Orange, and each party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(h) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email (with scan or PDF attachment), or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination and Non-Disturbance Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

LENDER:

Stem Med Scientific Inc

By:
Name:	Daniel Chiu
Its:	President

LICENSOR:

PrimeGen Biotech LLC

By:
Name:	Daniel Chiu
Its:	Manager

LICENSEE:

PrimeGen US, Inc.

By:
Name:	Wai Szeto
Its:	CEO

[Signature Page to Subordination and Non-Disturbance Agreement]